UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 23, 2007

CAPITAL GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13078	13-3180530
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

76 Beaver Street, New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 344-2785

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Between January 23, 2006 and January 29, 2007, we issued an aggregate of 12,561,667 shares of our Common Stock and warrants to purchase an aggregate of up to 3,140,417 shares of our Common Stock in a private placement to nine investors. The aggregate offering price was approximately $3,768,500. Broadband Capital Management LLC acted as placement agent for the shares sold in the United States and Paul Ensor acted as the placement agent for the sales sold outside of the United States. We paid a 7.5% cash fee to the placement agents and issued to the placement agents warrants to purchase up to 942,125 shares of our Common Stock in the aggregate.

The Warrant issued to each purchaser is exercisable for one share of our Common Stock, at an exercise price equal to $0.40 per share.  Each Warrant has a term of eighteen months and is fully exercisable from the date of issuance.

We have agreed to file with the Securities and Exchange Commission a registration statement covering resales of the foregoing shares and shares issuable upon the exercise of the foregoing Warrants.

The foregoing securities were issued pursuant to exemptions from registration provided by Regulation S and/or Rule 506 of the Securities Act of 1933.

For more information about the warrants issued to the investors and the placement agent, please see the forms of warrant filed as exhibits hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

January 29, 2007	By:	s/Jeffrey W. Pritchard
Jeffrey W. Pritchard, Vice President